                                    EXHIBIT 2

                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF MAY 11, 2004

                                      AMONG

                               CAPITAL TRUST, INC.

                                       AND

                            W. R. BERKLEY CORPORATION

                                       AND

                   CERTAIN STOCKHOLDERS OF CAPITAL TRUST, INC.

                                        1

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                                TABLE OF CONTENTS
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ARTICLE I                  Sale of the Shares and the Warrant.............................................      1

         Section 1.1       Authorization of Issuance and Sale and Delivery of the Shares and the Warrant..      1

         Section 1.2       The Closings of the Sales of the Shares and the Warrant........................      1

ARTICLE II                 Certain Agreements.............................................................      2

         Section 2.1       Delivery of Prospectus.........................................................      2

         Section 2.2       Filing of Prospectus...........................................................      2

         Section 2.3       Board of Directors.............................................................      3

         Section 2.4       Stockholder Approval...........................................................      3

         Section 2.5       Post-Closing Compliance........................................................      4

         Section 2.6       Commercially Reasonable Efforts................................................      4

         Section 2.7       Purchaser Lock-Up Agreement....................................................      4

ARTICLE III                Conditions to the Obligations of the Purchaser.................................      5

         Section 3.1       Obligations....................................................................      5

         Section 3.2       Representations and Warranties.................................................      5

         Section 3.3       Absence of Litigation..........................................................      5

         Section 3.4       Consents and Approvals.........................................................      5

         Section 3.5       No Change in Law...............................................................      6

         Section 3.6       Opinion of Counsel.............................................................      6

         Section 3.7       NYSE Approval..................................................................      6

         Section 3.8       Registration Rights Agreement..................................................      6

         Section 3.9       Conditions Applicable to Subsequent Closing....................................      6

ARTICLE IV                 Conditions to Obligation of the Company........................................      7

         Section 4.1       Representations and Warranties.................................................      7

         Section 4.2       Absence of Litigation..........................................................      7

         Section 4.3       Consents and Approvals.........................................................      7

         Section 4.4       No Change in Law...............................................................      7

         Section 4.5       NYSE Approval..................................................................      8
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                                      -i-

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 4.6       Conditions Applicable to Subsequent Closing....................................      8

ARTICLE V                  Representations and Warranties of the Company..................................      8

         Section 5.1       Registration Statement.........................................................      8

         Section 5.2       Organization; Good Standing; Qualification and Power...........................      9

         Section 5.3       Authorization; Enforceability; Corporate and Other Proceedings.................      9

         Section 5.4       Non Contravention..............................................................      9

         Section 5.5       Anti-Takeover Law and REIT Restrictions........................................     10

         Section 5.6       Capitalization of the Company..................................................     10

         Section 5.7       Use of Proceeds................................................................     11

         Section 5.8       SEC Reports....................................................................     11

         Section 5.9       Financial Statements...........................................................     11

         Section 5.10      No Material Adverse Change.....................................................     11

         Section 5.11      No Consent or Approval Required................................................     12

         Section 5.12      New York Stock Exchange Listing................................................     12

         Section 5.13      Tax Matters....................................................................     12

         Section 5.14      Legal Compliance...............................................................     12

         Section 5.15      Litigation.....................................................................     13

         Section 5.16      Material Contracts.............................................................     13

         Section 5.17      Brokers or Finders.............................................................     13

         Section 5.18      Liabilities....................................................................     13

         Section 5.19      Loan and Investment Losses.....................................................     13

ARTICLE VI                 Representations and Warranties of the Purchaser................................     14

         Section 6.1       Organization; Good Standing; Qualification and Power...........................     14

         Section 6.2       Authorization; Enforceability; Corporate and Other Proceedings.................     14

         Section 6.3       Non Contravention..............................................................     14

         Section 6.4       No Consent or Approval Required................................................     15

         Section 6.5       Beneficial Ownership...........................................................     15
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                                  -ii-
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 6.6       Brokers or Finders.............................................................     15

ARTICLE VII                Termination....................................................................     15

         Section 7.1       Termination Events.............................................................     15

         Section 7.2       Effect of Termination..........................................................     16

ARTICLE VIII               Indemnification................................................................     16

         Section 8.1       Indemnification Generally......................................................     16

         Section 8.2       Indemnification Procedures For Third Party Claims..............................     16

         Section 8.3       Survival of Representations, Warranties, Agreements, Etc. .....................     17

ARTICLE IX                 Miscellaneous..................................................................     17

         Section 9.1       Expenses and Taxes.............................................................     17

         Section 9.2       Further Assurances.............................................................     18

         Section 9.3       Public Announcement............................................................     18

         Section 9.4       No Third Party Beneficiaries...................................................     18

         Section 9.5       Entire Agreement...............................................................     19

         Section 9.6       Successors and Assigns.........................................................     18

         Section 9.7       Counterparts...................................................................     18

         Section 9.8       Notices........................................................................     19

         Section 9.9       Governing Law; Submission to Jurisdiction......................................     20

         Section 9.10      Amendments and Waivers.........................................................     20

         Section 9.11      Incorporation of Schedules.....................................................     21

         Section 9.12      Construction...................................................................     21

         Section 9.13      Interpretation.................................................................     21

         Section 9.14      Severability...................................................................     21

         Section 9.15      Waiver of Jury Trial...........................................................     22
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                                     -iii-

ANNEXES

Annex I           -   Certain Definitions

Exhibits

Exhibit A             Form of Warrant
Exhibit B             Form of Paul, Hastings, Janofsky & Walker LLP Opinion
Exhibit C             Form of Venable LLP Opinion
Exhibit D             Form of Registration Rights Agreement

SCHEDULES

Schedule A
Schedule B
Schedule 5.5
Schedule 5.10
Schedule 5.19

      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 10, 2004, is entered into among CAPITAL TRUST, INC., a Maryland corporation (the "Company"), W. R. BERKLEY CORPORATION, a Delaware corporation ("Berkley"), and, solely for purposes of Section 2.4 hereof, the holders of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock") identified on Schedule A attached hereto (collectively, the "Stockholders"). Berkley and its designated controlled Affiliates identified on Schedule B attached hereto are collectively referred to in this Agreement as the "Purchaser" (provided that only Berkley shall be a direct party hereto and responsible for its obligations hereunder).

                                    RECITALS

      WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, (1) on the date hereof (i) 1,310,000 shares (the "Tranche 1 Shares") of Common Stock and (ii) one or more warrant(s) in the form attached as Exhibit A hereto (the "Warrant") initially exercisable for a total of 365,000 shares (the "Warrant Shares") of Common Stock and (2) on the Subsequent Closing Date (as defined below), 325,000 shares (the "Tranche 2 Shares" and, together with the Tranche 1 Shares and the Warrant Shares, the "Shares") of Common Stock;

      NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and the Purchaser agree as follows:

      All capitalized terms used and not otherwise defined in this Agreement shall have the definitions set forth on Annex I hereto.

                                   ARTICLE I
                       SALE OF THE SHARES AND THE WARRANT

      Section 1.1 Authorization of Issuance and Sale and Delivery of the Shares and the Warrant.

            (1)Subject to the terms and conditions hereof, the Purchaser agrees to purchase at the Initial Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Initial Closing, the Tranche 1 Shares and the Warrant.

            (2)Subject to the terms and conditions hereof, the Purchaser agrees to purchase at the Subsequent Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Subsequent Closing, the Tranche 2 Shares.

      Section 1.2 The Closings of the Sales of the Shares and the Warrant.

            (1)Subject to the terms and conditions of this Agreement, the sale of the Tranche 1 Shares and the Warrant by the Company to the Purchaser contemplated hereby shall take place at a closing (the "Initial Closing") on the date hereof (the "Initial Closing Date"), simultaneously with the execution and delivery of this Agreement, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 (the "Closing Location"). Subject to the terms and conditions of this Agreement, the sale of the Tranche 2 Shares by the Company to the Purchaser contemplated hereby shall take place at a closing (the "Subsequent Closing") at the Closing Location at 10:00 a.m., New York time, on the later of (a) June 18, 2004 or (b) the date that is two Business Days following the satisfaction or waiver of all of the conditions contained herein (the "Subsequent Closing Date"), or at such other time and date as may be agreed upon between the Purchaser and the Company. For the purposes of this Agreement,
(i) the Initial Closing and the Subsequent Closing may be referred to herein as a "Closing" and (ii) the Initial Closing Date and the Subsequent Closing Date may be referred to herein as a "Closing Date".

            (2)At the Initial Closing, on the terms and subject to the conditions contained herein, the Company shall issue and deliver the Tranche 1 Shares and the Warrant against receipt by the Company of $30,654,000 by wire transfer of immediately available funds to an account designated by the Company prior to the Initial Closing in writing. The Tranche 1 Shares and the Warrant shall be evidenced by certificates, registered in the name of the Purchaser or the name of the Purchaser's nominee(s) or designee(s) identified to the Company at least two Business Days prior to such Closing.

            (3)At the Subsequent Closing, on the terms and subject to the conditions contained herein, the Company shall issue and deliver the Tranche 2 Shares against receipt by the Company of $7,605,000 by wire transfer of immediately available funds to an account designated by the Company prior to the Subsequent Closing in writing. The Tranche 2 Shares shall be evidenced by a certificate, registered in the name of the Purchaser or the name of the Purchaser's nominee(s) or designee(s) identified to the Company at least two Business Days prior to such Closing.

                                   ARTICLE II
                               CERTAIN AGREEMENTS

      Section 2.1 Delivery of Prospectus. Concurrently with the execution and delivery of this Agreement and the Initial Closing, the Company is delivering to the Purchaser a final prospectus supplement relating to the offer and sale of the Shares to the Purchaser together with a prospectus to be filed with the Commission in accordance with Rule 424(b) under the Securities Act (the "Prospectus") to amend the prospectus forming part of the Company's registration statement on Form S-3 (file number 333-111261) (the "Registration Statement").

      Section 2.2 Filing of Prospectus. Concurrently with the Initial Closing, the Company will file the Prospectus in the form delivered to the Purchaser with the Commission pursuant to Rule 424(b) under the Securities Act.

      Section 2.3 Board of Directors. On the date hereof, the Company shall, consistent with and subject to the Maryland General Corporation Law ("MGCL"), acting through its board of directors (the "CT Board"), appoint to the CT Board one (1) representative designated by the Purchaser. From and after the date hereof until the earlier of (i) such time as the Purchaser collectively owns less than fifty percent (50%) of the Shares purchased by the Purchaser hereunder and pursuant to the Warrant and (ii) such time after May 10, 2007 as the Purchaser collectively owns less than an aggregate of five (5%) of the Company's outstanding shares of Common Stock on a fully diluted basis assuming the conversion and exercise of outstanding convertible or exercisable securities (the "Termination Date"), the Company shall, consistent with and subject to the MGCL, acting through the CT Board, nominate for election to the CT Board one (1) representative designed by the Purchaser (the "Purchaser Designee"). At any time when the Purchaser shall have the right to designate a representative for appointment, or nomination for election, to the CT Board, pursuant to this
Section 2.3, the Company shall give William R. Berkley notice (in the same manner as notice is given to directors) and permit William R. Berkley to attend as observer, all meetings of the CT Board.

      Section 2.4 Stockholder Approval.

            (1)From and after the date hereof until the Termination Date, on each occasion at which the holders of Common Stock of the Company meet, or act by written consent in lieu of meeting, for the purpose of electing directors, each Stockholder shall vote all shares of Common Stock they beneficially own or over which they have voting control over for the election of the Purchaser Designee in accordance with the provisions of Section 2.4(2) at such time as such designee stands for election to the CT Board.

            (2)From and after the date hereof until the Termination Date, the Stockholders who are directors of the Company shall, consistent with and subject to their duties as directors under the MGCL, in their capacity as directors, take such action as may reasonably be within their power to cause the CT Board to appoint, elect or nominate for election to the CT Board the Purchaser Designee and shall promptly provide prior written notice of the CT Board's consideration of individuals to be nominated for election as directors of CT, whereupon the Purchaser shall promptly provide written notice of the name(s) of the Purchaser Designee designated by them to the extent that the incumbent Purchaser Designee is unable to stand for reelection for any reason or the Purchaser intends to designate an individual to replace such designee and biographical information relating to such designee in a form compliant with applicable securities laws and regulations and with the charter and bylaws of the Company. In the absence of such notice from the Purchaser, the incumbent Purchaser Designee then serving on the CT Board shall be deemed to be the Purchaser Designee designated by the Purchaser. From and after the date hereof until the Termination Date, any Stockholder who is a director of the Company shall, consistent with and subject to his duties as a director under the MGCL, in his capacity as a director, recommend to the CT Board that the board nominate the Purchaser Designee for, and actively solicit stockholder proxies in favor of his or her, election as a director of the Company.

            (3)From and after the date hereof until the Termination Date, the Stockholders shall not take, or support the taking of, any action to remove as a director the Purchaser Designee unless the Purchaser has requested that such director be removed (in which case the Stockholders shall cooperate in effecting such removal and electing a replacement). In the event that the Purchaser Designee ceases to serve as a director of the Company due to death, resignation or removal of said director at any time prior to the Termination Date, the Purchaser may submit written notice to the Stockholders designating an individual to replace said Purchaser Designee. From and after the date hereof until the Termination Date, any Stockholder who is a director of the Company shall, consistent with and subject to his duties as a director under the MGCL, in his capacity as a director, promptly recommend that the CT Board appoint such replacement designee as a director of the Company to fill any vacancy resulting from the death, resignation or removal of the Purchaser Designee and, when called for a vote of the CT Board, vote for such replacement designee.

            (4)At the Company's 2004 annual meeting of stockholders or at any adjournment or postponement thereof, the Stockholders shall vote (or cause to be voted) all shares of Common Stock they beneficially own or have voting control over in favor of the issuance and sale of the Tranche 2 Shares and the Warrant Shares.

            (5)From and after the date hereof until the earlier of (i) the Subsequent Closing Date and (ii) the termination of this Agreement in accordance with Section 7.1 hereof, each Stockholder shall not sell, transfer or otherwise dispose of any of the shares of Common Stock such Stockholder beneficially owns or over which such Stockholder has voting control; provided, however, that the foregoing shall not prohibit any Stockholder from pledging or creating any lien or granting a security interest on any shares of Common Stock beneficially owned by such Stockholder or over which such Stockholder has voting control.

            (6)Notwithstanding anything to the contrary herein, the rights and obligation contained in Sections 2.4(5) shall terminate and shall be of no further legal force on the earlier of (i) the Subsequent Closing Date and (ii) the termination of this Agreement in accordance with Section 7.1 hereof.

      Section 2.5 Post-Closing Compliance. From and after the Initial Closing Date until the Termination Date, the Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and the New York Stock Exchange or such other securities exchange or quotation system on which the Common Stock is then listed for trading or quoted, as the case may be.

      Section 2.6 Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, from and after the Initial Closing Date until the Termination Date, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

      Section 2.7 Purchaser Lock-Up Agreement.

            From and after the date hereof until November 11, 2004, the Purchaser shall not sell, transfer or otherwise dispose of any of the Shares or Warrants beneficially owned by the Purchaser or over which the Purchaser has voting control (the "Beneficially Owned Securities"); provided, however, that the foregoing shall not prohibit the Purchaser from pledging or creating any lien or granting a security interest on any of the Beneficially Owned Securities or transferring any of the Beneficially Owned Securities to any controlled Affiliate of Berkley; provided, further, that, if as a result of action taken by the Company, the Purchaser shall at any time beneficially own Common Stock (including any Warrant Shares obtained upon exercise of the Warrants) representing 20% or more of the outstanding shares of voting stock of the Company, the foregoing shall not prohibit the Purchaser from selling, transferring or otherwise disposing of up to such number of Shares as shall be necessary so that after such sale, transfer or disposition, the Purchaser shall beneficially own shares of Common Stock representing less than 20% of the outstanding shares of voting stock of the Company.

                                  ARTICLE III
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser to consummate the transactions to be performed by it in connection with any Closing are subject to satisfaction of each of the following conditions as of such Closing, unless otherwise waived in writing by the Purchaser:

      Section 3.1 Obligations.

      The obligations of the Company set forth in Article II hereof shall be complied with and performed in all material respects by the Company.

      Section 3.2 Representations and Warranties.

      The representations and warranties of the Company set forth in Article V hereof shall be true, correct and complete in all material respects on and as of the applicable Closing Date (other than those that are qualified by a reference to materiality, which representations and warranties as so qualified shall be true, correct and complete in all respects).

      Section 3.3 Absence of Litigation.

      There shall not be (a) any Order of any nature issued by a Governmental Entity with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or
(b) any Proceeding pending wherein an Order would prevent the performance of this Agreement or the consummation of any material aspect of the transactions or events contemplated by this Agreement, declare unlawful any material aspect of the transactions or events contemplated by this Agreement, cause any material aspect of the transactions contemplated by this Agreement to be rescinded or be reasonably likely to have a Material Adverse Effect on the Company or the Purchaser.

      Section 3.4 Consents and Approvals.

      All consents, approvals or authorizations of, or declarations to or filings with, any Governmental Entity necessary to permit the Company and the Purchaser to perform their obligations under this Agreement and consummate the transactions contemplated thereby have been obtained or made and are in full force and effect.

      Section 3.5 No Change in Law.

      There shall not have been any change in any Law applicable to the Purchaser that would prevent the performance of this Agreement or the consummation by the Purchaser of any material aspect of the transactions contemplated hereby.

      Section 3.6 Opinion of Counsel.

      The Purchaser shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, in the form attached as Exhibit B hereto, and an opinion of Venable LLP, Maryland counsel to the Company, in the form attached as Exhibit C hereto. For purposes of the Subsequent Closing, the Purchaser shall have received a bringdown of the opinions referred to in this
Section 3.6 as of the Subsequent Closing Date.

      Section 3.7 NYSE Approval.

      The New York Stock Exchange shall have admitted the Tranche 1 Shares and the Tranche 2 Shares and Warrant Shares to listing, subject to official notice of issuance and, in the case of the Tranche 2 Shares and the Warrant Shares, subject to notice of shareholder approval of the issuance of the Tranche 2 Shares and the Warrant Shares.

      Section 3.8 Registration Rights Agreement.

      The Registration Rights Agreement, in the form attached as Exhibit D hereto, shall have been executed by the Company.

      Section 3.9 Conditions Applicable to Subsequent Closing.

      In addition to the foregoing conditions, the obligations of the Purchaser to consummate the transactions to be performed by it in connection with the Subsequent Closing are subject to satisfaction of each of the following conditions, unless otherwise waived in writing by the Purchaser:

            (1)during the period from the date of this Agreement to the Subsequent Closing Date, there shall not have occurred any event that, individually or when taken together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

            (2)the issuance of the Tranche 2 Shares and the Warrant Shares, shall have been approved by an affirmative vote of a majority of the votes cast at the Company's 2004 annual meeting of Stockholders or at any adjournment or postponement thereof in accordance with applicable New York Stock Exchange rules (the "Stockholder Approval"); and

            (3)in no way limiting the foregoing, the representations and warranties of the Company set forth in Section 5.18 and Section 5.19 hereof shall be true, correct and complete in all material respects on and as of the Subsequent Closing Date (as if made on the Subsequent Closing Date) (other than those that are qualified by a reference to materiality, which representations and warranties as so qualified shall be true, correct and complete in all respects).

                                   ARTICLE IV
                     CONDITIONS TO OBLIGATION OF THE COMPANY

      The obligations of the Company to consummate the transactions to be performed by it in connection with any Closing are subject to satisfaction of each of the following conditions as of such Closing, unless otherwise waived in writing by the Company:

      Section 4.1 Representations and Warranties.

      The representations and warranties of the Purchaser set forth in Article VI hereof shall be true, correct and complete in all material respects on and as of the applicable Closing Date (other than those that are qualified by a reference to materiality, which representations and warranties as so qualified shall be true, correct and complete in all respects).

      Section 4.2 Absence of Litigation.

      There shall not be (a) any Order of any nature issued by a Governmental Entity with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or
(b) any Proceeding pending wherein an Order would prevent the performance of this Agreement or the consummation of any material aspect of the transactions or events contemplated hereby, declare unlawful any material aspect of the transactions or events contemplated by this Agreement, or cause any material aspect of any transaction contemplated by this Agreement to be rescinded or be reasonably likely to have a Material Adverse Effect on the Company or the Purchaser.

      Section 4.3 Consents and Approvals.

      All consents, approvals or authorizations of, or declarations to or filings with, any Governmental Entity necessary to permit the Company and the Purchaser to perform their obligations under this Agreement and consummate the transactions contemplated thereby have been obtained or made and are in full force and effect.

      Section 4.4 No Change in Law.

      There shall not have been any change in any Law applicable to the Company that would prevent the performance of this Agreement or the consummation by the Company of any material aspect of the transactions contemplated hereby.

      Section 4.5 NYSE Approval.

      The New York Stock Exchange shall have admitted the Tranche 1 Shares and the Tranche 2 Shares and Warrant Shares to listing, subject to official notice of issuance and, in the case of the Tranche 2 Shares and the Warrant Shares, subject to notice of shareholder approval of the issuance of the Tranche 2 Shares and the Warrant Shares.

      Section 4.6 Conditions Applicable to Subsequent Closing.

            (1)In addition to the foregoing conditions, the obligations of the Company to consummate the transactions to be performed by it in connection with the Subsequent Closing are subject to the receipt of the Stockholder Approval.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As an inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants as of the Initial Closing and the Subsequent Closing to the Purchaser as follows:

      Section 5.1 Registration Statement.

            (1)The Company meets the requirements for use of Form S-3 under the Securities Act and the Registration Statement has been filed with the Commission for registration under the Securities Act of the offering and sale of debt and equity securities of the Company and has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, or to the best knowledge of the Company, are contemplated by the Commission.

            (2)On the effective date of the Registration Statement (the "Effective Date"), the Registration Statement did, and when the Prospectus is first filed with the Commission in accordance with Rule 424(b) under the Securities Act and at the Closing, the Prospectus will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and at the Closing, the Prospectus will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Section 5.2 Organization; Good Standing; Qualification and Power.

      The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of formation, have all requisite power (corporate or otherwise) to carry on their respective businesses as presently being conducted and are qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on the Company.

      Section 5.3 Authorization; Enforceability; Corporate and Other
Proceedings.

            (1)The Company has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action (corporate or otherwise) on the part of the Company, and this Agreement has been duly executed and delivered by the Company, and, assuming due execution and delivery of this Agreement by the Purchaser, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles.

            (2)The authorization, issuance, sale and delivery of the Shares and the Warrant have been duly authorized by all requisite action of the CT Board and, to the extent required by applicable Law or the rules of the New York Stock Exchange as of the Subsequent Closing Date, will have been duly approved by the Company's stockholders. The Shares being issued as of the applicable Closing Date will be validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof, and other incidents of record and beneficial ownership pertaining thereto, except as provided in the Company's charter. The Warrant Shares, if and when issued in accordance with the terms of the Warrant and this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof, and other incidents of record and beneficial ownership pertaining thereto, except as provided in the Company's charter.

      Section 5.4 Non Contravention.

      The execution, delivery and performance by the Company of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Shares and the Warrant have not, do not and shall not, (a) violate any provision of the Fundamental Documents of the Company, (b) violate any Law to which the Company is subject, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material contract to which the Company is a party or (d) result in the imposition of any Lien upon any of the Assets of the Company, except where such violation, conflict, default, acceleration, termination, modification, cancellation or imposition with respect to clauses (b), (c) and (d) could not reasonably be expected to have a Material Adverse Effect on the Company.

      Section 5.5 Anti-Takeover Law and REIT Restrictions.

            (1)The CT Board has amended the Amended and Restated Bylaws of the Company to provide that Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition of shares of Class A Common Stock by the Purchaser and that such amendment shall not be repealed without the consent of Berkley.

            (2)The CT Board has resolved that the Purchaser shall be excluded from the definition of "interested stockholder" as a result of the approval of the offering of the Shares and Warrant pursuant to Section 3-601(j)(3) of the MGCL.

            (3)The CT Board has resolved that, pursuant to Section 7.2.7 of the Company's charter, William R. Berkley and up to one other major shareholder of Berkley, who shall be identified in writing to the Company by Berkley upon the request of the Company from time to time (the "Berkley Shareholder"), shall be exempt from the Aggregate Stock Ownership Limit (as defined in the Company's charter) and the Common Stock Ownership Limit (as defined in the Company's charter), and an Excepted Holder Limit (as defined in the Company's charter) of 6.0% and 4.0% of the outstanding Common Stock shall be established for William
R. Berkley and the Berkley Shareholder, respectively.

      Section 5.6 Capitalization of the Company.

            (1)As of the Initial Closing Date, the authorized capital stock of the Company and the issued and outstanding shares of the capital stock of the Company after giving effect to the sale of the Tranche 1 Shares and the Tranche 2 Shares is as set forth on SCHEDULE 5.6.

            (2)Except as contemplated by the Agreement or as otherwise set forth on SCHEDULE 5.6, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, the Company's Fundamental Documents or any contract, "shareholders' rights plan", "poison pill" or similar plan, arrangement or scheme to which the Company is a party.

            (3)All shares of the capital stock and other securities issued by the Company have been issued in transactions in accordance with applicable foreign, state and federal Laws and regulations governing the sale and purchase of securities.

      Section 5.7 Use of Proceeds.

      Unless otherwise consented to in writing by the Purchaser, the proceeds received by the Company from the sale of the Shares and the Warrant and, if and when issued, the Warrant Shares, shall be used by the Company for general corporate purposes, including funding balance sheet investments, capital commitments to private equity funds, repayment of indebtedness, working capital purposes and potential business acquisitions.

      Section 5.8 SEC Reports.

      The Company has since its inception filed all required forms, reports and documents required to be filed by it ("SEC Reports") with the Commission when due in accordance with the Securities Act and Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 5.9 Financial Statements.

      The consolidated financial statements of the Company contained in the SEC Reports (the "Financial Statements") complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

      Section 5.10 No Material Adverse Change.

      Since December 31, 2003, except in each case as disclosed or contemplated in the Prospectus (A) there has been no material adverse change in or affecting the business, Assets, condition (financial or otherwise), operating results or Liabilities of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries which are material with respect to the Company and its Subsidiaries taken as a whole, other than those in the ordinary course of business, and (C) except in the ordinary course of business, there has not been any material decrease in the total Assets of the Company and its Subsidiaries, taken as a whole, or any material increase in the total Liabilities of the Company and its Subsidiaries, taken as a whole.

      Section 5.11 No Consent or Approval Required.

      Except as set forth on SCHEDULE 5.11, no material consent, approval or authorization of, or declaration to or filing with, any Person is required by the Company for the valid authorization, execution and delivery by the Company of this Agreement or for its consummation of the transactions contemplated hereby or for the valid authorization, issuance and delivery of the Shares and the Warrant, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

      Section 5.12 New York Stock Exchange Listing.

      The New York Stock Exchange has admitted the Tranche 1 Shares and the Tranche 2 Shares and Warrant Shares to listing, subject to official notice of issuance and, in the case of the Tranche 2 Shares and the Warrant Shares, subject to notice of shareholder approval of the issuance of the Tranche 2 Shares and the Warrant Shares.

      Section 5.13 Tax Matters.

      The CT Board has authorized the Company to file its tax returns to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), for taxable year ending December 31, 2003, such authorization has not been amended, revoked or rescinded, the Company has operated in conformity with the requirements for qualification as a REIT under the Code since January 1, 2003 and the Company intends to properly and formally elect to be taxed as a REIT when it files its federal income tax returns for the taxable year ending December 31, 2003 on or before September 15, 2004.

      Section 5.14 Legal Compliance.

      The Company and its Subsidiaries are in compliance with, and the respective businesses of the Company and its Subsidiaries are being conducted in compliance with, all applicable

Laws, Orders and Permits which are necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received written notice of any Proceeding alleging any failure to so comply, except in each case such as could not reasonably be expected to have a Material Adverse Effect. The material Permits under which the Company or any of its Subsidiaries is operating or bound (a) constitute all material Permits used or required in the conduct of the respective businesses of the Company and its Subsidiaries as presently conducted and (b) are in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect.

      Section 5.15 Litigation.

      Except as disclosed in the Registration Statement, there is no Proceeding pending or, to the knowledge of the Company, threatened against, or affecting the Assets of the Company or any of its Subsidiaries or any of their respective predecessors, in each case which could reasonably be expected to have a Material Adverse Effect.

      Section 5.16 Material Contracts.

      Neither the Company nor any of its Subsidiaries is in default, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default under, any material contract, agreement, instrument, commitment and other arrangement to which the Company or any of its Subsidiaries is a party or otherwise relating to or affecting any of their respective assets, including, without limitation, employment, severance or consulting agreements, loan, credit or security agreements, joint venture agreements and license and distribution agreements, except in each case such as could not reasonably be expected to have a Material Adverse Effect.

      Section 5.17 Brokers or Finders.

      The Company has not retained any investment banker, broker or finder in connection with the purchase of the Shares and the Warrant.

      Section 5.18 Liabilities.

      As of the Initial Closing Date, to the best knowledge of the Company, the Company has no liability or obligation, absolute or contingent (individually or in the aggregate), including, without limitation, any tax liability due and payable, which is not reflected on the consolidated balance sheet of the Company as of December 31, 2003 contained in the Financial Statements for the year ended December 31, 2003 (the "Balance Sheet"), other than liabilities and obligations incurred after the date of the Balance Sheet in the ordinary course of business. To the best knowledge of the Company, there were no "loss contingencies" (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for on the Balance Sheet.

      Section 5.19 Loan and Investment Losses.

      As of the Initial Closing Date, to the best knowledge of the Company, except as set forth on SCHEDULE 5.19 hereof, none of the Company's loans are in default and the Company has not received notice from any borrower under any of its loans that a default is imminent and all of the Company's investments are making payments in accordance with their contractual terms.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      As an inducement to the Company to enter into and perform its obligations under this Agreement, the Purchaser hereby represents and warrants as of the Initial Closing and the Subsequent Closing to the Company as follows:

      Section 6.1 Organization; Good Standing; Qualification and Power.

      The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation, has all requisite power (corporate or otherwise) to carry on its business as presently being conducted and is qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on the Purchaser.

      Section 6.2 Authorization; Enforceability; Corporate and Other
Proceedings.

      The Purchaser has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions and to perform its obligations hereunder and thereunder. This Agreement, and the transactions contemplated hereby have been duly authorized by all necessary action (corporate or other) on the part of the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser, and, assuming due execution and delivery of this Agreement by the Company, constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles.

      Section 6.3 Non Contravention

      The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof, including the purchase of the Shares and the Warrant have not, do not and shall not, (a) violate any provision of the Fundamental Documents of the Purchaser, (b) violate any Law to which the Purchaser is subject or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material contract to which the Purchaser is a party, except where such violation, conflict, default, acceleration, termination, modification or cancellation with respect to clauses
(b) and (c) could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

      Section 6.4 No Consent or Approval Required.

      No material consent, approval or authorization of, or declaration to or filing with, any Person is required by the Purchaser for the valid authorization, execution and delivery by the Purchaser of this Agreement or for its consummation of the transactions contemplated hereby other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

      Section 6.5 Beneficial Ownership.

      As of the Initial Closing Date, William R. Berkley is currently the owner of less than 15% of the outstanding shares of Berkley and the other Purchasers. For purposes of the foregoing, "own" means ownership or determined in accordance with Section 856(h) of the Internal Revenue Code of 1986, as amended.

      Section 6.6 Brokers or Finders.

      The Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Shares and the Warrant.

                                   ARTICLE VII
                                   TERMINATION

      Section 7.1 Termination Events.

      This Agreement may, by notice given prior to or at the Subsequent Closing, be terminated:

            (1)by either the Company or the Purchaser if a material breach or default of any provision of this Agreement has been committed by the other party which would make the conditions to this Agreement incapable of being satisfied; provided that neither party may terminate this Agreement prior to the date set forth in paragraph (3) below if the breaching or defaulting party has not had an adequate opportunity to cure such breach or default;

            (2) by mutual consent of the Company and the Purchaser;

            (3)by the Purchaser or the Company if the Stockholder Approval has not been obtained on or before June 25, 2004; or

            (4)by either the Company or the Purchaser if the Subsequent Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 30, 2004 or such later date as the parties may agree upon.

      Section 7.2 Effect of Termination.

      Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.1 and
8.2 and Article IX will survive; provided, however, that if this Agreement is terminated by a party because of the breach or default of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      Section 8.1 Indemnification Generally.

      The Company, on the one hand, and the Purchaser, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies (collectively, "Losses") resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. The Company shall further indemnify the Purchaser for any and all Losses incurred by the Purchaser which arise out of any claim by or on behalf of any stockholder, security holder, private equity fund investor or joint venture partner of the Company in connection with any act or omission by the Company in respect of its obligations under this Agreement. Except with respect to third party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within thirty (30) days of receipt of a notice of claim under this
Section 8.1.

      Section 8.2 Indemnification Procedures For Third Party Claims.

      If a claim by a third party is made against a Person entitled to indemnification under this Article VIII (an "Indemnified Party") and such Indemnified Party intends to seek indemnity with respect thereto from any Indemnifying Party, such Indemnified Party shall give notice in writing as promptly as reasonably practicable to each such Indemnifying Party of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnified Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action brought by a third party, and after such assumption, the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to promptly assume and thereafter vigorously conduct such defense, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (iii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. No Indemnifying Party, in the defense of a third party claim shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

      Section 8.3 Survival of Representations, Warranties, Agreements, Etc.

      All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Company, the Purchaser or on such party's behalf, the purchase of the Shares by the Purchaser under this Agreement and any disposition of or payment on the Shares. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1 Expenses and Taxes.

            (1)At each Closing, the Company shall pay fifty percent (50%) of all of the reasonable out-of-pocket expenses (including but not limited to attorneys' and accountants' fees and expenses) of the Purchaser arising in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company shall not be required to pay more than $50,000 of such expenses in the aggregate.

            (2)Subject to Section 9.1(1), each party to this Agreement shall bear its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the agreements and consummation of the transactions contemplated hereby.

            (3)All transfer, stamp (including documentary stamp Taxes, if any), and other similar Taxes with respect to the purchase and sale of the Shares, shall be borne by the Company.

      Section 9.2 Further Assurances.

      The Purchaser and the Company shall duly execute and deliver, or cause to be duly executed and delivered, at their own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the other party to carry out the provisions and purposes of this Agreement.

      Section 9.3 Public Announcement.

      The Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required based upon the reasonable opinion of counsel by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system or automated quotation system.

      Section 9.4 No Third Party Beneficiaries.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

      Section 9.5 Entire Agreement.

      This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter of this Agreement.

      Section 9.6 Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Berkley may assign all or any of its rights and obligations hereunder to one or more designated controlled Affiliates without such prior written approval provided that Berkley remains responsible for the obligations under this Agreement with respect to such assignee.

      Section 9.7 Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 9.8 Notices.

      All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to the Company, to:

            Capital Trust, Inc.
            410 Park Avenue, 14th Floor
            New York, New York 10022
            Telephone:  (212) 655-0220
            Telecopy:   (212) 655-0044
            Attention:  John R. Klopp
                        Chief Executive Officer

      with a copy to:

            Paul, Hastings, Janofsky & Walker LLP
            75 East 55th Street
            New York, New York  10022

            Telephone:  (212) 318-6000
            Telecopy:   (212) 319-4090
            Attention:  Michael L. Zuppone, Esq.

      If to the Purchasers:

            W. R. Berkley Corporation
            475 Steamboat Road
            Greenwich, Connecticut 06830
            Telephone: (203) 629-3000
            Telecopy: (203) 769-4098
            Attention: Ira S. Lederman, Esq.
                       General Counsel

      with a copy to:

            Willkie Farr & Gallagher LLP
            787 Seventh Avenue
            New York, New York 10019-6099
            Telephone: (212) 728-8000
            Telecopy: (212) 728-8111
            Attention: Gordon R. Caplan, Esq.

      All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by internationally-recognized overnight courier, on the third Business Day following dispatch and (iv) in the case of mailing, on the seventh Business Day following such mailing.

      Section 9.9 Governing Law; Submission to Jurisdiction.

      This agreement shall be governed by and construed in accordance with the internal laws of the state of New York, without regard to the principles of conflicts of laws thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York State or federal court sitting in the City of New York, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding (and the parties agree not to commence any actions or proceedings relating hereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 9.10 Amendments and Waivers.

      No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 9.11 Incorporation of Schedules.

      The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      Section 9.12 Construction.

      Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The use in this Agreement of the term "including" means "including, without limitation." The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      Section 9.13 Interpretation.

      Unless otherwise indicated, references to "$" are references to the U.S. dollar. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules refer to schedules attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof," "hereto," "hereunder" and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.14 Severability.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this

Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 9.15 Waiver of Jury Trial.

      EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

                           [Signature pages to follow]

      IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the date first above written by their respective officers thereunto duly authorized.

                                      CAPITAL TRUST, INC.

                                      By:  /s/ John R. Klopp
                                          --------------------------------------
                                               Name: John R. Klopp
                                               Title: Chief Executive Officer

                                      W. R. BERKLEY CORPORATION

                                      By:  /s/ William R. Berkley
                                          --------------------------------------
                                               Name: William R. Berkley
                                               Title: Chief Executive Officer

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

Solely for purposes of Section 2.4 of this Agreement the following:

/s/ John R. Klopp
---------------------------------------
John R. Klopp

JRK Investment Partnership LP

By:  /s/ John R. Klopp
    -----------------------------------
         Name:
         Title:

/s/ Craig M. Hatkoff
---------------------------------------
Craig M. Hatkoff

CMH Investment Partnership LP

By: /s/ Craig M. Hatkoff
    -----------------------------------
    Name:
    Title:

Veqtor Finance Company, L.L.C.

By: /s/ Donald Liebentritt
    -----------------------------------
    Name:
    Title:

Samstock, L.L.C.

By: /s/ Donald Liebentritt
    -----------------------------------
    Name:
    Title:

                                     ANNEX 1

                               CERTAIN DEFINITIONS

            "Affiliates" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Assets" means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

            "Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

            "Commission" means the Securities and Exchange Commission.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Fundamental Documents" means, with respect to a corporation, the charter and bylaws (each as amended) or, with respect to any other Person, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

            "GAAP" means, at any time, generally accepted accounting principles in the jurisdiction in which the Person to which such principles are applied is organized at such time.

            "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

            "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order, domestic or foreign, of any Governmental Entity, including, without limitation, the rules and regulations of any stock exchange and/or quotation system on which the subject Person's securities are listed for trading or quoted, as the case may be.

            "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

            "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, equity or adverse claim or other similar arrangement or interest in real or personal property.

            "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, Assets, condition (financial or otherwise), operating results, or prospects of such Person and its Subsidiaries, if any, taken as a whole; provided, however, with respect to the Company, that any decrease in the trading price or volume of the Company's Common Stock that occurs in the absence of a material adverse effect on any of the foregoing shall not, in itself, be deemed to be a "Material Adverse Effect."

            "Order" means any order, writ, judgment, injunction, decree, determination or award issued by a Governmental Entity.

            "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

            "Person" means any individual, corporation, partnership, limited liability company, trust, estate, or unincorporated organization, or other entity or Governmental Entity or other juridical entity.

            "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator, mediator or tribunal.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Subsidiary" means (i) any entity in which the Company owns directly or indirectly, more than 50% of the voting capital stock or equity interest and
(ii) any commercial real estate mezzanine investment fund managed by the Company or any subsidiary (whether or not the Company or any subsidiary owns a majority interest).

            "Tax" or "Taxes" as used in this Agreement, means, with respect to any Person, (a) all taxes, customs duties and other Taxes, fees, assessments or charges of any kind whatsoever including without limitation all income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits Taxes, alternative or add-on minimum Taxes, together with all interest and penalties, additions to Tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any Liability for the payment of any amount of the type described in clause (a) above as a result of being a "transferee" (within the meaning of Section 6901 of the Internal Revenue Code of 1986, as amended, or any other applicable Law) of another entity or a member of an affiliated or combined group, and (c) any liability under any tax sharing or other contractual arrangement.

                                   SCHEDULE A

John R. Klopp

JRK Investment Partnership LP

Craig M. Hatkoff

CMH Investment Partnership LP

Veqtor Finance Company L.L.C.

Samstock, L.L.C.

                                   SCHEDULE B

Admiral Insurance Company

Berkley Insurance Company

Berkley Regional Insurance Company

Nautilus Insurance Company

                                  SCHEDULE 5.6

1.                                  Authorized Capital Stock     Issued Capital Stock
                                    ------------------------     --------------------
    Class A Common Stock                  100,000,000                 8,271,882

    Preferred Stock                       100,000,000                         0
                                          -----------                 ---------
                                          200,000,000                 8,271,882

2.  Outstanding options issued under the Company's
    incentive stock plan and director stock plan                      552,780

    Outstanding stock units issued under the Company's
    incentive stock plan and director stock plan                       73,956

    Shares which may be obtained upon conversion of
    convertible trust preferred securities issued by the
    Company's subsidiary, CT Convertible Trust I                    4,273,422

    Shares to be issued to John R. Klopp pursuant to
    the terms of his employment agreement, dated
    as of February 24, 2004                                           218,818

    Shares which may be issued upon exercise of the Warrant           365,000

3. The Company's employment agreement, dated as of February 24, 2004, with John R. Klopp provides for various awards of restricted shares of Common Stock pursuant to the Company's 2004 long-term incentive plan over the term of the agreement.

                                  SCHEDULE 5.11

The issuance of the Tranche 2 Shares contemplated by this Agreement requires the affirmative vote of a majority of the votes cast at the Company's 2004 annual meeting of stockholders to be held on June 17, 2004 in accordance with the applicable New York Stock Exchange rules.

The transactions contemplated by this Agreement require the listing of the Shares pursuant to a subsequent listing application to be filed with and approved by the New York Stock Exchange.

The transactions contemplated by this Agreement require the filing of the Prospectus in the form delivered to the Purchaser with the Commission pursuant to Rule 424(b) under the Securities Act.

                                  SCHEDULE 5.19

             Loans                              3/31/04 Carrying Value
             -----                              ----------------------
TriNational Baja Loan                                 $3,037,733

Investments

ASC 96-D2-B1B   CMBS   CUSIP# 045424B43               $4,000,000

RMF 97-1-F   CMBS   CUSIP# 749930AW3                  $3,127,785

            Management currently believes that for both the loans and the investments listed on this Schedule 5.19, the Company will realize at least the carrying value of the assets as of March 31, 2004 as listed in this schedule.